FOR IMMEDIATE RELEASE McCormick Announces Marcos Gabriel to Become Executive VP & CFO and Planned Retirement of Mike Smith HUNT VALLEY, Md., June 26, 2024 - McCormick & Company, Incorporated (NYSE:MKC), a global leader in flavor, today announced the promotion of Marcos Gabriel to Executive Vice President and Chief Financial Officer (CFO), effective December 1, 2024. On that date, Mike Smith will continue with the company as Executive Vice President until his retirement on February 28, 2025. Mr. Smith has served as Executive Vice President and CFO since 2016. “Mike has been an integral leader for McCormick for more than three decades,” said Brendan M. Foley, President and Chief Executive Officer (CEO) for McCormick. “Since he stepped into the role as CFO, sales grew at an industry leading pace of over 50% and we delivered significant shareholder value. His strategic leadership and focus on value creation have been instrumental in driving top-tier organic growth and the successful acquisition of iconic brands like Frank's RedHot, French's, and Cholula in addition to the FONA flavor business. Mike’s deep knowledge of our global organization and effective execution of our Comprehensive Continuous Improvement (CCI) and other transformation initiatives have fueled our investments to drive long-term, differentiated, and profitable growth. His transformational leadership and belief in talent development helped McCormick build a world class global finance organization. I thank him for his contributions and congratulate him on his upcoming retirement.” In his new role as Executive Vice President and CFO, Mr. Gabriel will lead the company's global finance organization and global business services team. He will report to Brendan Foley, President and CEO, and will be a member of the Company's Management Committee. Mr. Gabriel, who is currently Senior Vice President, Global Finance and Capital Markets, joined McCormick in 2017 as CFO, Americas and has also held the role of Chief Transformation Officer where he led the global team responsible for driving enterprise-wide initiatives to enable effectiveness and growth.  Prior to joining McCormick, Mr. Gabriel served in a variety of leadership roles at Avon, Unilever, and Eli Lilly across Europe, North and Latin America. He currently serves on the Board of Directors for the National Life Group. “Marcos is a proven global leader with over twenty-five years of experience in the Consumer Products industry. Over the last seven years, he served in key senior leadership roles at McCormick, contributing meaningfully to our track record of profitable growth and improved productivity” said Brendan M. Foley. “Marcos is a strategic leader and his expertise in finance, digital transformation, and business development across major multinational companies will be instrumental as we continue to advance our leadership and differentiation. I am thrilled to congratulate Marcos on his promotion and look forward to continuing to partner with him to deliver long-term profitable growth and drive value for shareholders.” About McCormick McCormick is a global leader in flavor. With over $6.5 billion in annual sales across 150 countries and territories, we manufacture, market and distribute herbs, spices, seasonings, condiments and flavors to the entire food and beverage industry including retailers, food manufacturers and foodservice businesses. Our most popular brands with trademark registrations include McCormick, French’s, Frank’s RedHot, Stubb’s, OLD BAY, Lawry’s, Zatarain’s, Ducros, Vahiné, Cholula, Schwartz, Kamis, DaQiao, Club House, Aeroplane, Gourmet Garden, FONA and Giotti. The breadth and reach of our portfolio uniquely position us to capitalize on the consumer demand for flavor in every sip and bite, through our products and our customers' products. We operate in two segments, Consumer and Flavor Solutions, which complement each other and reinforce our differentiation. The scale, insights and technology that we leverage from both segments are meaningful in driving sustainable growth. Founded in 1889 and headquartered in Hunt Valley, Maryland USA, McCormick is guided by our principles and committed to our Purpose – To Stand Together for the Future of Flavor. McCormick envisions A World United by Flavor where healthy, sustainable and delicious go hand in hand. To learn more, visit www.mccormickcorporation.com or follow McCormick & Company on Instagram and LinkedIn. For information contact: Investor Relations: Faten Freiha - faten_freiha@mccormick.com  Global Communications: Lori Robinson - lori_robinson@mccormick.com